UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2009

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 10, 2009 (the “Rights Dividend Declaration Date”), the Board of Directors of Interval Leisure Group, Inc. (the “Company”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to stockholders of record at the close of business on June 22, 2009 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) at a Purchase Price of $50.00 per Unit, subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of June 10, 2009, between the Company and The Bank of New York Mellon, a New York banking corporation, as Rights Agent.  The Series A Preferred Stock is established pursuant to a Certificate of Designation, Preferences and Rights (the “Certificate of Designation”), which is being filed by the Company with the Secretary of State of the State of Delaware.

Initially, the Rights will be attached to all shares of Common Stock then outstanding, and no separate Rights Certificates will be distributed.  Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by the Company or acquisitions by certain Exempt Persons (as defined below) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.  An “Exempt Person” means (i) Liberty Media Corporation and its affiliates (“Liberty”), except that Liberty will be considered an Exempt Person only if and so long as the shares of Common Stock beneficially owned by Liberty do not exceed specified ownership levels designated in the Spinco Agreement between IAC/InterActiveCorp, Liberty and certain other persons named therein (provided that Liberty will immediately cease to be an Exempt Person when the applicable specified ownership level is less than 15%), and (ii) each person (other than Liberty) that beneficially owns on the Rights Dividend Declaration Date a number of shares of Common Stock representing more than 15% of the outstanding shares of Common Stock, except that each such person will be considered an Exempt Person only if and so long as the shares of Common Stock beneficially owned by such person do not exceed the lesser of (A) 20% of the outstanding shares of Common Stock (or such greater number of shares as are beneficially owned by such person on the Rights Dividend Declaration Date), and (B) the number of shares which are beneficially owned by such person on the Rights Dividend Declaration Date, plus any additional shares of Common Stock representing not more than (1) if such person is an institution not seeking to control or influence the Company, 3% of the shares of Common Stock then outstanding, or (2) if otherwise, 1% of the shares of Common Stock then outstanding (provided that a person will cease to be an Exempt Person immediately at such time as such person ceases to be the beneficial owner of more than 15% of the shares of Common Stock then outstanding).

Until the Distribution Date, (i) the Rights will be evidenced by the balances in the book-entry account system of the transfer agent for the Common Stock registered in the names of the holders of the Common Stock, (ii) any confirmation or written notices sent to holders of Common Stock in book-entry form and any new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the transfer of Common Stock outstanding will also constitute the transfer of the Rights associated with such shares of Common Stock.  Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on June 10, 2019 (the “Final Expiration Date”), unless the Rights Agreement is earlier terminated or such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value (as determined pursuant to the Rights Agreement) equal to two times the exercise price of the Right.  Notwithstanding any of the foregoing, following the occurrence of the event described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that a person becomes an Acquiring Person and (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.  The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become null and void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).  If an insufficient number of shares of Common Stock are available for such exchange despite the Company’s good faith efforts to authorize additional shares of Common Stock, the Company will substitute a number of shares of Preferred Stock or a fraction thereof for each share of Common Stock that would otherwise be issuable.

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.  No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time prior to the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) or amend the Rights Agreement to change the Final Expiration Date to another date, including without limitation an earlier date.  Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no separate rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends in respect of the Rights.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Stock Acquisition Date.  After the Stock Acquisition Date, the provisions of the Rights Agreement may only be amended by the Board in order to cure any ambiguity, to correct any defect or inconsistency or to make changes which do not adversely affect the interests of holders of Rights.

Copies of the form of Certificate of Designation and the Rights Agreement are filed as exhibits to this Current Report on Form 8-K.  This description of the Rights Agreement and the Rights does not purport to be complete and is qualified by reference to the Rights Agreement.  A copy of the Company’s press release announcing the declaration of the dividend of Rights and the adoption of the Rights Agreement is attached as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 3.03               Material Modification to Rights of Security Holders

The information set forth in Item 1.01 is incorporated into this Item 3.03 by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company amended its Amended and Restated Certificate of Incorporation effective immediately upon its filing of the Certificate of Designation with the Secretary of State of the State of Delaware on June 10, 2009.  See Item 1.01 for a description of the rights and preferences of the Series A Junior Participating Preferred Stock.  A copy of the Certificate of Designation is attached as Exhibit 3.1 to this Report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits to this Form 8-K

Exhibit No.	Description
3.1	Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock.
4.1

Rights Agreement dated as of June 10, 2009, between Interval Leisure Group, Inc. and the Bank of New York Mellon, as Rights Agent, which includes the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	Press release of ILG, dated June 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

	By:	/s/ Craig M. Nash
	Name:	Craig M. Nash
	Title:	Chairman, President and Chief
Executive Officer

Date: June 10, 2009

EXHIBIT LIST

Exhibit No.	Description
3.1	Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock.
4.1

Rights Agreement dated as of June 10, 2009, between Interval Leisure Group, Inc. and the Bank of New York Mellon, as Rights Agent, which includes the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

99.1	Press release of ILG, dated June 10, 2009.